SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                     FORM 8K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  September 7, 2000
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                               AVON PRODUCTS, INC.
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               (Exact name of Registrant as Specified in Charter)


          New York                 1-4881                       13-0544597
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(State or Other Jurisdiction   (Commission File               (IRS Employer
      of Incorporation)            Number)                 Identification No.)


 1345 Avenue of the Americas
      New York, New York                                 10105-0196
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(Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code        (212) 282-5000
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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events.

    1. On September 7, 2000 the Company announced a program to repurchase up to $1 billion of the Company's Common Stock over the next five years. The new repurchase program follows completion of the previous buyback plan, under which the Company repurchased approximately 34 million shares since 1997 for a total of about $1.1 billion, or an average of $31.53 per share.

        The repurchases will be funded from internally generated cash flow. No new debt will be incurred as a result of the new buyback program and the Company anticipates no changes in its current credit ratings of A (S&P) and A2 (Moody's).


    2. On September 14, 2000 the Company filed a registration statement on Form S-3 covering the resale by holders of the Company's Zero Coupon Convertible Senior Notes due 2020 ("Notes") and the common stock issuable upon conversion of such Notes. The Notes, having an aggregate principal amount at maturity of $840,938,000, were sold by private placement in July 2000 at an aggregate original issue price of $400,000,569. The registration is in accordance with a registration rights agreement entered into at the time of the private placement.


    3. In response to a private investigation by the Securities and Exchange Commission, the Company is providing information concerning an item included in its special charge reported for the first quarter of 1999. The item consists of an order management software system for sales representatives known as the "FIRST" project, of which $15 million in costs were written off as part of the special charge. The balance of the project's development costs, amounting to approximately $26 million, continue to be carried as an asset on the books of the Company.

        The Company is fully cooperating with the SEC. The SEC has stated that its inquiry should not be construed as an indication by the Commission or its staff that any violations of law have occurred, nor



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

        should it be considered a reflection upon any person, entity or security.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AVON PRODUCTS, INC.



                                       By:  /s/ Ward M. Miller
                                           -------------------
                                           Name:  Ward M. Miller
                                           Title: Senior Vice President,
                                                  General Counsel and Secretary



September 14, 2000
















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